UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 14, 2014 (July 14, 2014)

NEXT GALAXY CORP.
(Formerly, Wiless Controls Inc.)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

1680 Michigan Avenue, Suite 700
Miami Beach, FL 33139
(Address of principal executive offices and Zip Code)

(877) 407-9797
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On July 14, 2014, Mary Spio as President and Chairman of the Board. Since June 19, 2014, Mary Spio has been our president, principal executive officer and a member of our board of directors. Since September 2010, Mrs. Spio has founded and served as president of Next Galaxy Media, where she developed innovative content, campaigns and technology solutions for customers including Microsoft XBOX, Coca Cola, Suncoast Motion Pictures, FYE Stores, Toyota Scion and over 200 radio stations online TV.  She created key benchmarks for all campaign metrics to establish formulas to pinpoint ROI. From 2004 to 2010, Mrs. Spio has founded Gen2Media Corp., now Vidaroo Corp., where she served as President and CEO. She launched and sold Vidaroo's online video software solution and services to Media-Buying Agencies, Brands, Music Labels, Movie Studios, Media Companies and Web Publishers Customer and developed and implemented marketing programs and initiatives to grow awareness and presence of Vidaroo's Network.

On July 14, 2014, Laurie Clark as Director and Chief Operating Officer. She has worked with all areas of the retail supply chain, and has had direct responsibility for all retail merchandising and marketing processes at numerous major retailers including key roles as Staples - Senior Vice President, Trans World Entertainment - Executive Vice President and Musicland Group.

On July 14, 2014, Michel St-Pierre resigned as our president and principal executive officer. Mr. St-Pierre continues to serve as Chief Financial Officer.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press Release – July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of July, 2014.

NEXT GALAXY CORP.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and a member of the Board of Directors